===============================================================================


                             AMENDED AND RESTATED

                 SERIES E PREFERRED STOCK PURCHASE AGREEMENT

                          DATED AS OF MARCH 9, 1999
                                    AMONG

                                iVILLAGE INC.,

                       GE INVESTMENTS SUBSIDIARY, INC.

                                     AND

                     NATIONAL BROADCASTING COMPANY, INC.






===============================================================================

                                        AMENDED AND RESTATED
                              SERIES E PREFERRED STOCK PURCHASE
                              AGREEMENT dated as of March 9,
                              1999, among (i) iVILLAGE INC., a
                              Delaware corporation (the
                              "Company"), (ii) GE INVESTMENTS
                              SUBSIDIARY, INC., a Delaware
                              corporation (the "Investor"), and
                              (iii) NATIONAL BROADCASTING
                              COMPANY, INC. (the "NBC"), with
                              respect to section 14 only (this
                              "Agreement").



          Reference is made to the Series E Preferred Stock Purchase Agreement dated as of December 10, 1998 between the Company and NBC (the "Prior Agreement"). This Agreement shall supercede the Prior Agreement in all respects.

          The parties agree as follows:

1.   Authorization.

          The Company has authorized the issuance and sale, upon the terms and subject to the conditions set forth in this Agreement, of an aggregate of up to 6,672,912 shares of Series E Preferred Stock, $.0005 par value (the "Series E Preferred Stock"), of the Company, with the designation, preferences and rights set forth in the Certificate of Amendment (the "Certificate of Amendment") of the Certificate of Incorporation of the Company, the form of which is attached hereto as Exhibit A.

2.   Purchase and Sale of the Shares and the Warrant.

          On the terms and subject to the conditions hereof, the Company is issuing and selling to the Investor, and the Investor is purchasing from the Company, at the Closing (as defined in Section 3 below), (A) 4,889,030 shares of Series E Preferred Stock (the "Shares"), (B), a warrant to purchase up to 970,874 shares of Series E Preferred Stock at a purchase price of $5.15 per share substantially in the form attached hereto as Exhibit W- 1 ("Warrant One") and (C) a warrant to purchase up to 813,008 shares of Series E Preferred Stock at a purchase price of $6.15 per share substantially in the form attached hereto as Exhibit W- 2 ("Warrant Two" and, collectively, with Warrant One, the "Warrants") at a purchase price of $15,497,555.48 for the Shares being issued and sold and the Warrant being granted to and purchased by the Investor at the Closing. The shares of Series E Preferred Stock to be issued upon the exercise of the Warrant shall be referred to herein as the "Warrant Shares." Notwithstanding anything to the contrary contained herein, if the Closing occurs after the consummation of a Qualified Public Offering (as such term is defined in the Certificate of Amendment), all references to the issuance of Series E Preferred Stock or Shares or Warrant Shares shall mean that number of shares of Common Stock issuable upon conversion thereof in accordance with the terms of the Series E Preferred Stock.

3.   Closings.

     3.1  Initial Closing.

          (a) The closing (the "Closing") of the sale and purchase of the Shares and the Warrants will take place at the offices of Orrick, Herrington & Sutcliffe LLP ("OHS"), 30 Rockefeller Plaza, New York, New York 10112, as soon as practicable following the execution and delivery of this Agreement.

          (b) At the Closing, the Company is delivering to the Investor a stock certificate, issued in the name of the Investor, representing 4,889,030 Shares and an executed original of each of the Warrants. Delivery is being made by the Company against receipt by the Company of (i) $2,445.00 by check payable to the Company and (ii) a promissory note in the principal sum of $15,497,555.48, together with interest thereon at the rate of five percent (5%) per annum on the unpaid principal balance from the date hereof to the date such principal balance is paid in full. The principal amount plus interest thereon shall be due and payable in twelve (12) equal installments of $1,398,783.20 each, payable on each April 1, July 1, October 1 and January 1 thereafter, until January 1, 2002.

4. Representations and Warranties of Company.

          The Company hereby represents and warrants to the Investor as follows:

     4.1  Organization.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as presently conducted and as proposed to be conducted, to enter into the Documents (as hereinafter defined), to perform its obligations thereunder, and to consummate the transactions contemplated thereby. "Documents" means (a) this Agreement, (b) the Certificate of Amendment of Certificate of Incorporation, (c) the Promissory Note (the "Note") in the form of Exhibit C hereto, (d) the Fourth Amended and Restated Stockholders' Agreement dated as of December 4, 1998 (the "Stockholders' Agreement") in the form of Exhibit D hereto, and (d) the Fourth Amended and Restated Registration Rights Agreement dated as of December 4, 1998 (the "Registration Rights Agreement"), in the form of Exhibit E hereto. The Company has made available to the Investor copies of its Certificate of Incorporation, as amended (the "Certificate of Incorporation") and By-laws, as amended; said copies are true, correct and complete and contain all amendments through the date hereof.

     4.2  Qualification; Good Standing.

          The Company is qualified to do business as a foreign corporation in the State of New York and is not qualified to do business as a foreign corporation in any other jurisdiction, no other jurisdiction has demanded or requested in writing that the Company so qualify, the Company has no knowledge of the need to so qualify and the failure to be so qualified does not have a material adverse effect on the Company.

     4.3  Corporate Authorization; Enforceability.

          The Company has taken all corporate action (including all action required of its Board of Directors and stockholders) necessary to authorize its execution and delivery of the Documents, its performance of its obligations thereunder, and its consummation of the transactions contemplated thereby. Each Document has been executed and delivered by an officer of the Company in accordance with such authorization. Each Document constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally and to general principles of equity. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and in the case of the issuance of shares of Series E Preferred Stock, will have the rights, preferences and privileges described in the Certificate of Incorporation (as the same may be amended from time to time); the Warrant Shares issuable upon exercise of the Warrant, when issued in compliance with the provisions of this Agreement and the Certificate of Incorporation, will be validly issued, fully paid and nonassessable; the Common Stock issuable upon conversion of any of the Shares and the Warrant Shares when issued in compliance with the provisions of this Agreement and the Certificate of Incorporation, will be validly issued, fully paid and nonassessable; and the Shares and the Warrant Shares (including shares of Common Stock issuable upon conversion of any of the Shares and the Warrant Shares) will be free of any liens or encumbrances other than any liens or encumbrances created by the Investor; provided, however, that the Shares , the Warrant Shares and the Common Stock issuable upon conversion of any of the Shares and the Warrant Shares (if applicable) are subject to the restrictions on transfer under "blue-sky", state and/or Federal securities laws and pursuant to the Stockholders Agreement. The Shares and the Warrant Shares shall not be subject to any preemptive rights or rights of first refusal except as set forth herein or in the Stockholders Agreement.

     4.4  No Conflict.

          The execution and delivery by the Company of the Documents, its consummation of the transactions contemplated thereby, and its compliance with the provisions thereof, will not in any material respect (a) violate or conflict with its Certificate of Incorporation or By-laws, (b) violate, conflict with, or give rise to any right of termination, cancellation, rescission or acceleration under any material agreement, lease, security, license, permit, or instrument to which the Company is a party, or to which it or any of its assets is subject, (c) result in the imposition of any Encumbrance (as hereinafter defined) on any asset of the Company, (d) violate or conflict with any Laws (as hereinafter defined), or (e) except as set forth on Schedule 4.4, require any consent, approval or other action of, notice to, or filing with any entity or person (governmental or private), except for those that have been obtained or made. "Encumbrance" means any security interest, mortgage, lien, pledge, charge, easement, reservation, restriction, or similar right of any third party; and "Laws" means all laws, rules, regulations, ordinances, orders, judgments, injunctions, decrees and other legislative, administrative or judicial restrictions.

     4.5  Capitalization.

          (a) The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, $.0005 par value (the "Common Stock"), and 55,000,000 shares of Preferred Stock, $.0005 par value (the "Preferred Stock"), of which (A) 1,000,000 shares have been designated as Series A Preferred Stock, $.0005 par value (the "Series A Preferred Stock"), (B) 5,629,846 shares have been designated as Series B Preferred Stock, $.0005 par value (the "Series B Preferred Stock"), (C) 300,000 shares have been designated as Series B-1 Preferred Stock, $.0005 par value (the "Series B-1 Preferred Stock"), (D) 13,528,762 shares have been designated as Series C Preferred Stock, $.0005 par value (the "Series C Preferred Stock"), (E) 13,000,000 shares have been designated as Series D Preferred Stock, $.0005 par value, (the "Series D Preferred Stock") and (F) 18,953,616 shares have been designated as Series E Preferred Stock.

          (b) The capitalization of the Company immediately prior to the Closing and on a fully-diluted basis (including all shares of Common Stock reserved for issuance upon exercise of options under the ESOP (as hereinafter defined) and the ASOP (as hereinafter defined)), is set forth on Exhibit 4.5-A to Schedule 4.5.

          (c) The capitalization of the Company immediately after the Closing and on a fully-diluted basis (including all shares of Common Stock reserved for issuance upon exercise of options under the ESOP and the ASOP), is set forth on
Exhibit 4.5-B to Schedule 4.5.

          (d) Except as set forth in paragraph (a) above and on Schedule 4.5, immediately after the Closing, there will be no outstanding (i) securities convertible into or exchangeable for shares of capital stock or other securities of the Company, (ii) options, warrants, or other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock, or (iii) contracts, agreements or commitments relating to the issuance by the Company of any shares of such capital stock, any such convertible or exchangeable securities, or any such options, warrants or other rights. All voting rights in the Company are vested in the Common Stock and the Preferred Stock to the extent specified in the Certificate of Amendment. Except for the Stockholders' Agreement and the Voting Trust Agreement dated September 19, 1995 (the "Voting Trust Agreement"), among Candice Carpenter, individually and as trustee, Nancy Evans, individually and as successor trustee, and Robert Levitan (the "Founders") and the other parties thereto, or as set forth on Schedule 4.5, there are no voting trusts, voting agreements, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of the Company. Except for the Registration Rights Agreement and as set forth in the preliminary prospectus dated February 24, 1999 (the "Preliminary Prospectus") under "Description of Capital Stock-Registration Rights", upon the Closing there will be no agreements or understandings granting to any person or entity any right to cause the Company to effect the registration under the Securities Act of any shares of its capital stock.

          (e) The Company has reserved, and at all times from and after the date hereof will keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion into shares of Common Stock of all shares of Series E Preferred Stock, sufficient shares of Common Stock to provide for the full conversion into shares of Common Stock of all shares of Series E Preferred Stock.

          (f) The Company will at all times from and after the date of the Closing, keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock and Series E Preferred Stock, sufficient shares of Series E Preferred Stock and Common Stock to be issued upon the Investor's exercise of the Warrant.

     4.6  Securities Laws.

          Subject to and based in part upon the truth and accuracy of the representations and warranties of the Investor in Section 5.3 hereof, the offering, sale and purchase of the Shares and the Warrant Shares contemplated hereby are exempt from registration under the Securities Act and are or following the date hereof will be exempt from registration or will be qualified under any applicable state securities or "blue-sky" laws. The issuance of all other shares of capital stock of the Company on or before the date hereof has been made in compliance with the Securities Act and all applicable state securities or "blue-sky" laws.

     4.7  Financial Statements; Liabilities; Changes.

          (a) Attached hereto as Schedule 4.7 are (i) the audited balance sheets of the Company as of December 31, 1997 and December 31, 1998, and the audited statement of income (loss) for the twelve months ended December 31, 1997 and December 31, 1998, respectively (the "Audited Financial Statements"). The Audited Financial Statements present fairly the financial condition and the results of operations of the Company as of the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"). The books and accounts of the Company reflect in all material respects all of the transactions of the Company.

          (b) Except as reflected in the Audited Financial Statements or expressly contemplated by the Documents, at December 31, 1998 the Company did not have any material liability of any nature, whether or not accrued and whether or not contingent, absolute, determined or determinable, or any material loss contingency (as such term is used in the Statement of Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March
1975). The Company is not a party to any agreement, or subject to any charter or by-law provision, or, to its knowledge, any other corporate limitation or any legal requirement currently in effect, which has, or in the future can, insofar as the Company can reasonably foresee at this time, reasonably be expected to have, a material adverse effect on the assets, liabilities, condition (financial or otherwise), business or operations of the Company.

          (c) Except as set forth on Schedule 4.7 and in the Preliminary Prospectus under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Events," since December 31, 1998, there has not been, occurred or arisen:

               (i) any material adverse change in the assets, liabilities, condition (financial or otherwise), business or operations of the Company;

               (ii) any damage, destruction or loss to any asset of the Company (whether or not covered by insurance) that, individually or in the aggregate, would have a material adverse effect on the Company;

               (iii) any amendment or other change to the Certificate of Incorporation or By-Laws of the Company (except those Amendments to the Certificate of Incorporation filed on March 11, 1999);

               (iv) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of shares of such capital stock or any split, combination or reclassification of such capital stock;

               (v) any sale or other disposition of any right, title or interest in or to any assets or properties of the Company or any revenues derived therefrom, other than in the ordinary course of business and consistent with past practice;

               (vi) other than with respect to the Company's 1995 Amended and Restated Employee Stock Option Plan (the "ESOP"), the grant as of February 15, 1999 of an aggregate of approximately 5,054,646 options under the ESOP, the 1999 Employee Stock Option Plan (the "1999 Plan"), the 1999 Acquisition Stock Option Plan (the "Acquisition Plan") and the 1999 Employee Stock Purchase Plan (the "Purchase Plan"), (A) any approval or action to put into effect any general increase in any compensation or benefits payable to any class or group of employees of the Company, any increase in the compensation or benefits payable or to become payable by the Company to any of its directors, officers or any of its employees whose total compensation after such increase would exceed $75,000 per annum (collectively, "Key Employee") or any bonus, service award, percentage compensation or other benefit paid, granted or accrued to or for the benefit of any Key Employee or (B) the adoption or amendment in any material respect of any employee benefit plan or compensation commitment or any severance agreement or employment contract to which any Key Employee is a party;

               (vii) any creation, incurrence or assumption of any indebtedness for money borrowed by the Company exceeding $150,000;

               (viii) any capital expenditures by the Company in excess of $150,000 in the aggregate;

               (ix) any material change in any accounting principle or method or election for Federal income tax purposes used by the Company; or

               (x) any formal authorization, approval, agreement or commitment to do any of the foregoing.

4.8 Agreements.

          (a) The exhibit index to the Company's Form S-1 filed February 24, 1999 with the Securities and Exchange Commission (the "Exhibit Index") attached hereto sets forth all material written and oral agreements or understandings of the Company that:

               (i) individually (or taken together with other agreements with the same party or its affiliates) provide for the future purchase by the Company of products or services in excess of $150,000 or call for expenditures of the Company in excess of $150,000;

               (ii) provide for the employment by the Company of any director, officer, employee or consultant, including, but not limited to, any severance agreement, confidentiality agreement, covenant not to compete, or any agreement or arrangement associated with a change in ownership or control of the Company;

               (iii) provide for the borrowing of money or a line of credit by the Company or a leasing transaction of a type required to be capitalized by the Company in accordance with generally accepted accounting principles;

               (iv) provide for the sale, assignment, license, or other disposition of any asset with a value in excess of $150,000 or any material right of the Company;

               (v) provide for the purchase, sale or lease by the Company of any real property;

               (vi) provide for the lease by the Company of any personal property with a value, or reflecting replacement costs, in excess of $150,000 or involving lease payments in excess of $150,000 per year;

               (vii) provide for any distribution, agency, advertising or licensing arrangement with the Company that involves payments in excess of $150,000;

               (viii) restrict the Company, or any of its officers or employees, from engaging in any business activity anywhere in the world, restrict any such officer or employee in the performance of his or her obligations and responsibilities to the Company, or create any other obligation or liability of any such officer or employee arising from his or her prior employment;

               (ix) grant to any person or entity, other than the Company, any right, title, or interest in any invention or know-how conceived by employees of the Company and related to the business of the Company;

               (x) provide for a guaranty, surety, indemnity, or other financial support by the Company to any person or entity;

               (xi) grant to any person or entity a security interest in any asset or right of the Company;

               (xii) provide for the purchase, licensing or development of any computer software, hardware or data bases used or to be used by the Company;

               (xiii) pertain to any material joint venture, partnership or other arrangement involving a sharing of profits; or

               (xiv) are otherwise material to the assets, business, or property of the Company.

          (b) Each agreement or understanding set forth on the Exhibit Index is in full force and effect and constitutes a valid and binding obligation of all parties thereto. The Company has in all material respects performed the obligations required to be performed by it and is not in default or alleged to be in default in any material respect under any such agreement or understanding. There exists no event or condition, which, after notice or lapse of time, or both, would constitute such a default. To the knowledge of the Company, there are no material defaults by any other party to any such agreement or understanding. The Company has made available to the Investor copies of all documents set forth on such Exhibit Index. Except as set forth on
Schedule 4.8(a), the Company is not currently renegotiating any of the agreements or understandings set forth on the Exhibit Index or paying liquidated damages in excess of $150,000 (individually or in the aggregate) in lieu of performance thereunder.

          (c) Schedule 4.8(b) hereto sets forth all written and oral agreements or understandings of the Company that grant to any person or entity an express right to be paid or compensated in excess of $150,000 based upon revenue or income of the Company.

     4.9  Title to Assets.

          The Company has good and marketable title to all of its owned assets, and good leasehold interests in its leased properties, free and clear of all Encumbrances except for Permitted Liens (as hereinafter defined). Such assets are in good operating condition and repair (ordinary wear and tear excepted), and are adequate and suitable for their intended use in the business of the Company. "Permitted Liens" means (a) liens arising by operation of law in the ordinary course of business that, individually and in the aggregate, do not in any material respect interfere with the use or value of any of the assets subject thereto, (b) minor imperfections of title which do not materially detract from the value of the property affected or materially impair the operations of the Company and (c) liens for taxes not yet due and payable.

     4.10 Subsidiaries; Real Property.

          Except as set forth on Schedule 4.10, the Company does not own, directly or indirectly, any capital stock or other proprietary interest in any other corporation, partnership, or other entity. The Company does not own or hold, directly or indirectly, any real property.

     4.11 Intellectual Property Rights.

          (a) Except as disclosed on Schedule 4.11 hereto, the Company owns or is licensed to use or otherwise has sufficient rights to use, or is in the process of acquiring sufficient rights to use, such patents, trademarks, copyrights, service marks, and applications and registrations therefor, and trade names, customer lists, trade secrets, proprietary processes and formulae, inventions, know-how, other confidential and proprietary information, and other industrial and intellectual property rights as are necessary to permit the Company to carry on its business as presently conducted or as presently proposed to be conducted. Schedule 4.11 sets forth a list of all patents, trademarks, copyrights, service marks, and applications and registrations therefor, and all trade names held or owned by the Company and all other public intellectual property rights of the Company. All registered patents, copyrights, trademarks, and service marks listed on Schedule 4.11 are in full force and effect and are not subject to any taxes or maintenance fees. Except as set forth on Schedule 4.11, the Company (i) did not license or grant (other than in the ordinary course of its business) to anyone rights of any nature to use any intellectual property right that is material to its business, (ii) is not obligated to and does not pay royalties to anyone for use of its intellectual property rights, and (iii) has not received notice from any third party nor is the Company otherwise aware that any product or service marketed or sold by the Company violates any intellectual property right of a third party. Except as set forth on Schedule 4.11, there is no pending or, to the knowledge of the Company, threatened claim or litigation against the Company contesting the right to use its intellectual property rights, asserting the misuse of any thereof, or asserting the infringement or other violation of any intellectual property rights of a third party nor is there any basis therefor.

          (b) All copyrightable works, inventions and know-how conceived by employees of the Company within the scope of their employment and related to the business of the Company were "works for hire," and all right, title, and interest therein were transferred and assigned to, or vested in, the Company. Except as set forth on Schedule 4.11, the Company has taken all reasonable security measures to protect the secrecy, confidentiality, and value of its trade secrets, proprietary processes and formulae, inventions, know-how and other confidential and proprietary information.

          (c) Neither the current employment by or association with the Company of any Founder (as such term is defined in the Stockholders' Agreement) or to the knowledge of the Company, any other key employee of the Company, nor the use of any information or techniques presently utilized or proposed to be utilized by the Company, violates or conflicts with, or would violate or conflict with, any agreement between such Founder, or, to the knowledge of the Company, any other key employee and any third party, or results in, or would result in, any unfair competition or misappropriation of any trade secrets or confidential or proprietary information. The Company is not aware that the use thereof by any consultant to the Company would cause any such violation, conflict or result.

          (d) The Company owns or has sufficient rights to use the material or other work product specifically developed for the Company by any of its consultants within the scope of their engagement by the Company.

     4.12 Compliance with Laws; Governmental Authorizations.

          The Company is in compliance with all Laws that, if violated, would have a material adverse effect on its assets, business, or property. The Company is not required to hold or maintain any material governmental authorizations, licenses or permits in the conduct of its business as presently conducted and as proposed to be conducted.

     4.13 Litigation.

          Except as set forth on Schedule 4.13 hereto, there are no (a) actions, suits, claims, investigations or other proceedings by or before any governmental authority or arbitrator pending or, to the knowledge of the Company, threaten against Company, or (b) judgments, decrees, injunctions or orders of any governmental authority or arbitrator against the Company.

     4.14 Environmental Matters.

          The Company is in compliance with all Laws relating to the protection of the environment (the "Environmental Laws"). The Company has not knowingly handled, stored or released, or exposed any person to, any hazardous substance, as defined in 42 U.S.C.A. Section 9601(14) or any other applicable Environmental Laws (a "Hazardous Substance"). The Company is not and will not be liable or responsible for clean-up costs, remedial work or damages in connection with the handling, storage, release, or exposure by the Company of any Hazardous Substance. No claims for clean-up costs, remedial work or damages have been made by any person or entity in connection with the handling, storage, release, or exposure by the Company of any Hazardous Substance.

     4.15 Tax Matters.

          (a) Except as set forth on Schedule 4.15 hereto, (i) the Company is not and never has been, a member of any "affiliated group" (as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), without regard to the limitations of Section 1504(b) of the Code) or any other group of corporations that files, or has filed Returns (as defined below) on a combined, consolidated or unitary basis with the Company or any predecessor or successor to the Company; (ii) the Company has timely filed or been included in all required returns, declarations of estimated tax, reports, and statements relating to any Taxes payable by it (collectively, the "Returns"); (iii) all Returns were correct and complete in all material respects and disclosed all Taxes required to be paid by the Company; (iv) the Company has timely paid all Taxes required to be paid by it (whether or not shown on any Return) through the date hereof; (v) the Company has made adequate provision in accordance with GAAP on the Balance Sheet for all Taxes payable by it for all periods prior to the date of the Balance Sheet for which no Returns have yet been filed; (vi) the Company has made adequate provision on its books for all Taxes payable by it for all periods beginning on or after the date of the Balance Sheet for which no Returns have yet been filed; (vii) the Company is not delinquent in the payment of any Taxes; (viii) the Company has neither waived the statute of limitations in respect to Taxes nor been requested to do so; (iv) there are no actions, claims, liens, or assessments relating to Taxes; (x) there are no pending audits or other examinations or reviews of any Returns; (xi) no deficiency or addition to any Taxes or interest or penalty for any Taxes has been assessed or proposed or asserted in writing against the Company; and (xii) all Taxes that the Company is required by law to withhold or collect for payment have been duly withheld and collected, and have been paid or accrued and reserved against on the books of the Company.

          (b) "Taxes" means, with respect to any person or entity, (i) all Federal, state, local, and foreign taxes, including, without limitation, all taxes on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings, or profits, and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, or windfall profits taxes, alternative or add- on minimum taxes, customs duties, or other taxes, fees, assessments or charges of any kind, together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority on such person or entity, and (ii) any liability for the payment of any amount of the type described in the preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code, or any other applicable Laws) of another person or entity.

     4.16 Employee Benefit Plans.

          Except as set forth on Schedule 4.16, the Company does not maintain and is not required to make any payment with respect to or provide benefits under any plan, policy, trust or group arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, severance benefits, fringe benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation, or other forms of incentive compensation, insurance or benefits, including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company has not at any time maintained or been required to make any payment with respect to any "employee pension benefit plan," as defined in Section 3(2) of ERISA.

     4.17 Related Transactions.

          Except as set forth on Schedule 4.17 and except for compensation to regular employees of the Company paid in the ordinary course of business, since the formation of the Company, no current or former director, officer or affiliate of the Company (including spouses, children and relatives of any of the foregoing) or holder of any capital stock of the Company has been (i) a party to any transaction with the Company providing for the furnishing of services by or to or rental of real or personal property for or to, or otherwise requiring payments to or by any such person, or (ii) to the knowledge of the Company, the direct or indirect owner of an interest (other than non-affiliated holdings in publicly-held companies) in any business organization that is or was a competitor, supplier or customer of the Company.

     4.18 Brokers and Finders.

          No person or entity acting on behalf or under the authority of the Company is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the issuance of the Shares and the Warrant or the consummation of any of the transactions contemplated by the Documents.

     4.19 Disclosure.

          No representation or warranty of the Company contained in this Agreement or the Schedules hereto, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     4.20 Insurance.

          The Company maintains (i) fire and casualty insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its properties which might be damaged or destroyed, and liability policies in amounts reasonable and customary for the Company's business, (ii) key person life insurance policy on the life of Candice Carpenter in the face amount of at least $1,000,000,
(iii) Errors and Omissions Insurance and (iv) Directors and Officers Insurance.

5.   Representations and Warranties of the Investor.

          The Investor represents and warrants to the Company as follows:

     5.1  Organization.

          The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or partnership power and authority to enter into the Documents to which it is a party, to perform its obligations thereunder, and to consummate the transactions contemplated thereby.

     5.2  Authorization.

          The Investor has taken all action necessary to authorize its execution and delivery of the Documents to which it is a party, its performance of its obligations thereunder, and its consummation of the transactions contemplated thereby. Each Document to which the Investor is a party has been executed and delivered by an officer or other authorized representative of the Investor in accordance with such authorization. Each Document to which the Investor is a party constitutes a valid and binding obligation of the Investor, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally and to general principles of equity.

     5.3  Investment Representations and Warranties.

          (a) Any Shares and Warrant Shares acquired by the Investor hereunder and any shares of Common Stock issuable upon conversion thereof will be acquired by it hereunder for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.

          (b) The Investor understands that any Shares and Warrant Shares acquired by it hereunder have not been, and any shares of Common Stock issuable upon conversion thereof will not be, registered under the Securities Act or registered or qualified under any state securities or "blue-sky" laws, by reason of their issuance in a transaction exempt from the registration and/or qualification requirements thereof, and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or registered or qualified under any applicable state securities or "blue-sky" laws or is exempt from registration and/or qualification.

          (c) The Investor understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Investor) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts.

          (d) Without limitation of the Investor's rights under Section 11 or any of the representations and warranties of the Company contained herein, the Investor acknowledges that the Investor has met with representatives of the Company and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares and the Warrant, and to obtain any additional information which the Company possessed or could acquire without unreasonable effort or expense, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies as to enable the Investor to understand and evaluate the risks of such investment and form an investment decision with respect thereto.

          (e) The Investor has no need for liquidity in its investment in the Company, and is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof.

          (f) The Investor is an "accredited investor" as such term is defined in Rule 501 (the provisions of which are known to the Investor) promulgated under the Securities Act. (g) The Investor has not been formed solely for the purpose of effecting its investment hereunder.

     5.4  Brokers and Finders.

          No person or entity acting on behalf or under the authority of the Investor is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the transactions contemplated hereby.

     5.5  Promissory Note.

          The Promissory Note has been duly authorized, executed and delivered by NBC to the Investor and is a validly issued and outstanding obligation of NBC. The Promissory Note has been duly assigned by the Investor to the Company as of the date hereof. NBC has authorized and approved the assignment of the Promissory Note to the Company.

6.   Actions Prior To, Simultaneous With or Immediately Upon the Closing.

          Prior to, at or immediately upon the Closing, the following actions have been, are being or will be taken:

     6.1  Certificate of Amendment.

          The Certificate of Amendment of Certificate of Incorporation has been filed with and accepted by the Secretary of State of the State of Delaware and has become effective.

     6.2  Promissory Note.

          The Promissory Note has been executed by NBC and delivered to the Investor and the Investor has assigned and delivered to the Company the Promissory Note.

     6.3  Stockholders' Agreement.

          A counterpart signature page to the Stockholders' Agreement has been executed and delivered by the Investor.

     6.4  Registration Rights Agreement.

          A counterpart signature page to the Registration Rights Agreement has been executed and delivered by the Investor.

     6.5  Supplement.

          A Supplement to the Stockholders' Agreement and
Registration Rights Agreement has been executed and delivered by all parties thereto.

     6.6  Required Consents.

          All consents, approvals and other actions of, and notices and filings with, all entities and persons as may be necessary or required with respect to the execution and delivery by the parties of the Documents, and the consummation by the parties of the transactions contemplated thereby, have been obtained or made.

     6.7  Authorizing Actions of the Company.

          The Investor is receiving certified copies of all requisite corporate actions taken by the Company to authorize its execution and delivery of the Documents and its consummation of the transactions contemplated thereby, and such other corporate documents and other papers as the Investor or its counsel may reasonably request.

     6.8  Lock-Up Agreement

          The Investor shall have executed and delivered to the Company a Lock-up Agreement substantially in the form of Exhibit F hereto.

     6.9  Opinion of Counsel.

          The Investor is receiving the opinion dated the date hereof of Orrick, Herrington & Sutcliffe LLP, counsel to the Company, in the form of Exhibit G hereto.

     6.10 Stock Certificates.

          The Company is delivering to the Investor a certificate or certificates, duly executed on behalf of the Company, for the Shares and the Warrants purchased by the Investor and the Investor is delivering to the Company the full purchase price for such Shares and Warrants in accordance with
Section 3.1(b) hereof.

     6.11 Secretary's Certificate.

          The Investor has received a certificate of the Secretary of the Company certifying as to the Certificate of Incorporation and By-laws of the Company, the resolutions of the Board of Directors of the Company (the "Board") and stockholders of the Company with respect to the subject matter hereof and the incumbency of certain officers of the Company.

     6.12 Compliance Certificate.

          (a) The Company shall deliver a certificate of a senior authorized officer of the Company substantially in the form of Exhibit H-1 hereto.

          (b) The Investor shall deliver a certificate of a senior authorized officer of the Investor substantially in the form of Exhibit H-2 hereto.

     6.13 Hart-Scott-Rodino.

          The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") with respect to the transactions contemplated by the Documents shall have expired or been terminated.

7.   Covenants.

          For purposes of the following covenants, the term "Subsidiary" means all entities formed or acquired after the date hereof of which the Company owns, directly or indirectly, at least a majority of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of any such entities.

     7.1  Access to Records.

          The Company shall, and shall cause each Subsidiary to, afford to the Investor and its authorized employees, counsel, accountants and other representatives, upon reasonable notice and during ordinary business hours, (i) full access to all books, records, and properties of the Company and such Subsidiary, and (ii) the opportunity to interview any officer of the Company regarding its affairs.

     7.2  Budget.

          At least 30 days before the beginning of each fiscal year of the Company, the Company shall deliver to the Investor an operating plan and budget for such fiscal year (the "Budget") in such form as shall be approved by the Board.

     7.3  Financial Reporting.

          Until such time as (i) the Company becomes subject to the reporting requirements of the Securities and Exchange Act of 1934 or (ii) the Investor ceases to hold or have the right to acquire upon conversion of Series E Preferred Stock, at least 20% of the Common Stock issued or issuable to the Investor upon conversion of the Series E Preferred
Stock, the Company shall deliver to the Investor the following:

          (a) within 30 days after the end of each month, (i) the unaudited balance sheet of the Company at the end of such month, (ii) the unaudited statements of income and cash flows of the Company for such month, together with comparisons to the statement of income and cash flows for the previous month, and (iii) comparative unaudited statements of income of the Company for the year to date and the Budget for the year to date, in each case prepared by the Company;

          (b) within 45 days after the end of each fiscal quarter of the Company, (i) the unaudited balance sheet of the Company at the end of such quarter, together with comparisons to the balance sheet of the Company to the corresponding quarter in the prior fiscal year and to the current Budget, and
(ii) the unaudited statements of income and cash flows of the Company for such quarter, together with comparisons to the unaudited statements of income and cash flows of the Company for the corresponding quarter in the prior fiscal year and to the current Budget, in each case prepared by the Company; and

          (c) within 90 days after the end of each fiscal year of the Company,
(i) the audited balance sheet of the Company at the end of such fiscal year, together with comparisons to the audited balance sheet of the Company at the end of the prior fiscal year and to the current Budget, (ii) the audited statements of income and cash flows of the Company for such fiscal year, together with comparisons to the audited statements of income and cash flows of the Company for the prior fiscal year and to the current Budget, and (iii) an audit report of a nationally-recognized firm of independent certified public accountants on such balance sheets and statements.

All financial statements to be delivered under this Section shall (i) be in accordance with the books and records of the Company, (ii) shall have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes required by GAAP and subject to year-end audit adjustments) and (iii) shall include management's discussion and analysis. At any time at which the Company has any Subsidiaries, all such financial statements shall be the consolidated financial statements of the Company and such Subsidiaries.

     7.4  Payment of Obligations.

          The Company shall, and shall cause each Subsidiary to, pay or discharge or cause to be paid or discharged all material claims or demands, and all Taxes levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary; provided, however, that the Company or such Subsidiary shall not be required to pay or discharge or cause to be paid or discharged any such claim, demand, or Tax the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

     7.5  Insurance.

          (a) The Company shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurers such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated and exercising sound business practice.

          (b) Without limiting the generality of paragraph (a) above, the Company shall maintain a life insurance policy on the life of Candice Carpenter, which policy shall be issued by a financially sound and reputable insurer, be in the face amount of at least $1,000,000, and name the Company as beneficiary.

     7.6 Nondisclosure and Invention Assignment Agreement.

          The Company shall, and shall cause each Subsidiary to, require each officer and employee of the Company or such Subsidiary, as a condition to the employment of such officer or employee, to execute and deliver a non-disclosure and assignment of inventions agreement in such form as shall be approved by the Board. The Company shall obtain a similar agreement (provided that appropriate changes shall be made in such agreement to describe the appropriate nature of such third party's relationship with the Company) from each consultant or independent contractor to the Company who or which has access to the Company's confidential information.

     7.7  Conduct of Business; Reservation of Common Stock.

          The Company shall, and shall cause each Subsidiary to, (a) take all actions required to assure that the Company and such Subsidiary remains duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) take all actions required to assure that the Company and such Subsidiary maintains all requisite governmental authority, licenses, and permits to conduct its business, (c) conduct its business in compliance with all Laws and (d) keep proper books of record and account of its transactions in accordance with generally accepted accounting principles and practices. The Company will, from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of all of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock outstanding and the issuance of shares of Common Stock upon conversion of the Warrant Shares issued or issuable upon the Investor's exercise of the Warrant.

     7.8  Employee Stock.

          As of December 31, 1998, the Company has reserved (i) 5,395,644 shares of Common Stock under the ESOP and (ii) 1,082,178 shares of Common Stock under the 1997 Acquisition Stock Option Plan ("ASOP), in each case for future issuance upon exercise of options or as restricted stock granted to employees, directors, officers and consultants of the Company. The Company may grant options or restricted stock at any time and from time to time under such agreements, plans, or arrangements as may be recommended by the chief executive officer of the Company and approved by a majority of the Board, except that each such agreement, plan, or arrangement shall, unless otherwise approved by a majority of the Board (excluding any member of management of the Company serving on the Board as to whom such Board action is specifically applicable), provide for vesting in equal annual portions of such options over a period of four years following the date of grant. Such agreements, plans, and arrangements may provide that any shares issued upon exercise of such options shall be subject to the Voting Trust Agreement or substantially similar agreement.

     7.9  Preemptive Right.

          (a)  The following terms have the following meanings:

          "Equity Securities" means (i) all shares of capital stock of the Company, (ii) all securities convertible into or exchangeable for shares of capital stock of the Company, and (iii) all options, warrants, or other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock.

          "New Securities" means all Equity Securities other than:

               (i) shares of Common Stock, and options therefor, granted or issued under the ESOP, the ASOP, the 1999 Plan, the Acquisition Plan, the Director Plan and the Purchase Plan;

               (ii) shares of Common Stock issued upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock;

               (iii) shares of Series B Preferred Stock issued upon conversion of shares of Series B-1 Preferred Stock;

               (iv) shares of Common Stock issued upon exercise of the stock subscription warrant issued by the Company to Bear Stearns & Co., Inc. on May 28, 1997;

               (v) shares of Series B Preferred Stock or Common Stock issued upon exercise or exchange of the AOL 1995 Warrants or AOL 1996 Warrants (as such terms are defined in the Series C Preferred Stock Purchase Agreement dated as of May 28, 1997 (the "Series C Agreement") among the Company and the investors identified therein);

               (vi) shares of Series C Preferred Stock or Common Stock issued upon exercise or exchange of the 1997 Warrants (as such term is defined in the Series C Agreement);

               (vii) Additional Shares, if any, issued pursuant to the terms of the Common Stock Purchase Agreement dated as of February 24, 1998 between the Company and Tenet Healthcare Corporation;

               (viii) shares of capital stock of the Company issued to one or more broadcast networks or their affiliates in exchange for in- kind consideration (which may include by way of example and not in limitation thereof, promotion, marketing and advertising time);

               (ix) shares of any class of capital stock of the Company issued on a pro rata basis to all holders of such class as a stock dividend or upon any stock split or other subdivision of shares of capital stock; and

               (x) shares of capital stock of the Company issued as consideration in connection with the acquisition by the Company of all or substantially all assets or all capital stock of any person or entity.

          (b) If the Company proposes to offer New Securities to any person or entity at any time, the Company shall, before such offer, deliver to the Investor an offer (the "Offer") to sell, upon the terms set forth in this
Section 7.9, the Investor's Proportionate Percentage (as hereinafter defined) of the New Securities (the "Offered Securities") (and to sell to the Investor the Investor's Proportionate Percentage of the Offered Securities) to the Investor. The Offer shall state that the Company proposes to issue the Offered Securities and specify their number and terms (including purchase price). The Offer shall remain open and irrevocable for a period of 30 days (the "Preemptive Period") from the date of its delivery.

          (c) The Investor may accept the Offer by delivering to the Company a notice (the "Purchase Notice") within the Preemptive Period. The Purchase Notice shall state the number of Offered Securities the Investor desires to purchase. The sale of Offered Securities with respect to which the Investor delivered a Purchase Notice shall be made on a business day, as designated by the Company, after expiration of the Preemptive Period on those terms and conditions of the Offer not inconsistent with this Section.

          (d) If the Investor does not subscribe to purchase its Proportionate Percentage of the Offered Securities, the Company may issue and sell the remaining Offered Securities or any portion thereof not so subscribed for on the terms and conditions of the Offer to any person or entity within 90 days after expiration of the Preemptive Period. If such issuance is not made within such 90-day period, the restrictions provided for in this Section shall again become effective.

          (e) Anything contained in this Section 7.9 to the contrary notwithstanding, the rights of the Investor and the obligations of the Company under this Section 7.9 are in each respect limited by, and subject to, the provisions of Section 8 hereof.

          (f) The obligations of the Company under this Section 7.9 shall not apply to (i) an underwritten public offering of Common Stock of the Company registered pursuant to the Securities Act (an "IPO") or (ii) a Corporate Transaction (as defined in the Certificate of Amendment).

          (g) As used herein, the term "Proportionate Percentage" shall mean, as to the Investor, that percentage figure which expresses the ratio that (x) the number of outstanding shares of Common Stock then owned by the Investor bears to (y) the aggregate number of all outstanding shares of Common Stock of the Company. For purposes solely of the computation required under the preceding clauses (x) and (y), all of the Company's outstanding securities that are convertible into or exercisable or exchangeable directly or indirectly for shares of Common Stock shall be deemed to have been converted into or exercised or exchanged for shares of Common Stock at the rate at which such securities are convertible into or exercisable or exchangeable for shares of Common Stock in effect at the time of receipt by the Company of the Purchase Notice.

     7.10 Termination.

          The obligations of the Company under Sections 7.1 through 7.3 and 7.5 through 7.9 shall terminate as to the Investor when the Investor ceases to hold or have the right to acquire upon conversion of Series E Preferred Stock, any shares of Common Stock, and shall in any event cease and terminate and be of no further force or effect generally at such time as the Company shall have consummated the first underwritten public offering for the account of the Company of Common Stock pursuant to a registration statement filed under the Securities Act at an offering price to the public that would reflect a price per share of Common Stock (subject to equitable adjustment for stock splits, stock dividends, stock combinations, recapitalization and like occurrences) of not less than $3.93 and with aggregate proceeds (net of underwriting discounts and commissions) to the Company of not less than $20,000,000 (the "Qualified Public Offering").

     7.11 Hart-Scott-Rodino.

          The Investor and the Company shall comply promptly with the filing requirements of the HSR Act, shall reasonably cooperate with each other with respect to such filing requirements, and shall use reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals thereunder; provided, that, notwithstanding anything to the contrary contained in this Agreement, no party nor any of their affiliates shall be required to make any disposition, including, without limitation, any disposition of, or any agreement to hold separate, any subsidiary, asset or business, and no party hereto shall be required to make any payments of money nor comply with any condition or undertaking that, individually or in the aggregate, would materially affect the economic benefits to such party of the transactions contemplated hereby and by the Documents.

8.   Confidentiality.

          The Investor agrees to and shall keep strictly confidential and will not disclose or divulge (a) the information required to be delivered by the Company to the Investor pursuant to Sections 7.1, 7.2 and 7.3 hereof and (b) any other confidential, proprietary or secret information which the Investor may obtain from the Company that is, if communicated in writing, marked or otherwise clearly indicated as being "confidential" or, if communicated orally, is indicated at the time of communication as being confidential and the Company within ten (10) business days thereafter confirms in writing the confidential nature thereof, unless required to be disclosed by law or regulation or pursuant to any judgment, order, subpoena or decree of any court having competent jurisdiction, or unless such information is already known to the Investor or is or becomes publicly known, or unless the Company gives its written consent to the Investor's release of such information, except that no such written consent shall be required (and Investor shall be free to release such information) if such information is to be provided to Investor's lawyer or accountant, or to an officer, director, partner of an Investor if such person is made aware of the confidential nature of such information and agrees to maintain the confidentiality of such information as required by this Section 8.

9.   Waiver of Conflict.

          The Investor (a) acknowledges that (i) OHS represents America Online, Inc. ("AOL") on an on-going basis with respect to various matters unrelated to the Company, AOL being represented by separate counsel (which may include its in-house legal personnel) on matters involving the Company; and (ii) the Company and AOL have consented, and the Company hereby confirms its consent, to such representation and have waived, and the Company hereby confirms its waiver of, any conflict-of-interest or potential conflict-of-interest arising therefrom; and (b) waives any such conflict-of-interest or potential conflict-of-interest arising therefrom and consents to OHS's representation of the Company.

10.  Survival of Representations and Warranties.

          The representations and warranties contained in Sections 4.1, 4.3, 4.5(e) and (f), 4.18, 5.1, 5.2 and 5.4 shall survive the date hereof indefinitely and all other representations and warranties contained herein shall survive the date hereof until the fourth anniversary of the date hereof.

11.  Indemnification.

          (a) The Company shall indemnify, defend and hold the Investor harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Company contained in this Agreement.

          (b) The Investor shall indemnify and hold the Company harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Investor contained in this Agreement.

12.  Fees and Expenses.

          Each party hereto shall bear its own costs and expenses incurred on its behalf in connection with the preparation, negotiation, execution, and delivery of the Documents and the preparation for and consummation of the transactions contemplated thereby and therein.

13.  Assignment; Parties in Interest.

          This Agreement and the rights and obligations of the parties hereunder shall be assignable by the parties hereto and their respective successors and assigns, except that the

          Investor may assign its rights hereunder only in connection with a sale or transfer of Shares, the Warrant, the Warrant Shares or Common Stock issuable upon conversion of the Series E Preferred Stock, to (a) any majority-owned direct or indirect subsidiary of the Investor or General Electric Company (provided that such rights may be exercised by such subsidiary only for so long as such subsidiary continues to be majority-owned by the Investor or General Electric Company) and (b) otherwise to any other person or entity to whom at least 250,000 shares (as constituted on the date hereof) of Series E Preferred Stock, or Common Stock issuable upon conversion thereof (or lesser number of such shares if representing all of the shares then held by the Investor), have been sold or otherwise transferred in accordance with the terms of the Stockholders' Agreement, provided, however, that the Company is given written notice at the time of such assignment stating the name and address of the assignee and identifying the securities with respect to which the rights and benefits hereunder are being assigned and such assignee expressly agrees in writing with the Company to be bound by and to comply with all applicable provisions of this Agreement. Anything contained herein to the contrary notwithstanding, the Investor (or permitted assignee of the Investor) shall not, without the consent of the Company, be permitted to assign any rights and/or benefits hereunder to a person that is then actively engaged in a business that is directly competitive with the business then primarily and actively conducted or engaged in by the Company other than a majority-owned subsidiary thereof. Any assignment pursuant to this Section 13 shall not relieve, release or otherwise discharge the Investor effecting such assignment from its obligations under this Agreement. This Agreement shall bind and inure to the benefit of the Company, the Investor, and its respective successors and permitted assigns.

14.  Entire Agreement.

          This Agreement (including the Exhibits and Schedules hereto) contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, any oral or written communications made by an officer, employee, agent or affiliate of the Company in connection therewith. The parties agree, in particular, that this Agreement supercedes the Series E Stock Purchase Agreement dated December 10, 1998 between the Company and NBC.

15.  Notices.

          All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

          if to the Company:

               iVillage Inc.
               170 Fifth Avenue
               New York, New York  10010
               Fax: (212) 604-9133
               Telephone:     (212) 604-0963
               Attention:     Candice Carpenter;

          with a copy to:

               Orrick Herrington & Sutcliffe LLP
               666 Fifth Avenue
               New York, New York  10103
               Fax: (212) 506-5151
               Telephone:     (212) 506-5235
               Attention:     Martin H. Levenglick, Esq.;

          if to the Investor:

               National Broadcasting Company, Inc.
               30 Rockefeller Plaza
               New York, New York  10112
               Fax:           (212) 977-7165
               Telephone:     (212) 664-4444
               Attention:     Vice President, Corporate and
                              Transactions Group, Law Department;

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

16.  Amendments.

          The terms and provisions of this Agreement may only be modified or amended, or the performance thereof waived, pursuant to an instrument signed by
(a) the Company and the Investor or (b) the party against whom enforcement of such modification, amendment or waiver is sought.

17.  Counterparts.

          This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

18.  Headings.

          The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

19.  Governing Law.

          This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied.

           [COUNTERPART SIGNATURE PAGE TO THE SERIES E
           PREFERRED STOCK PURCHASE AGREEMENT DATED AS
                      OF MARCH 9, 1999]

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

                              iVILLAGE INC.


                              By: /s/ Caterina A. Conti
                                  -------------------------------------------
                                  Name: Caterina A. Conti
                                  Title: General Counsel

                              THE INVESTOR:

                              GE INVESTMENTS SUBSIDIARY, INC.

                              By: /s/ Alan M. Lewis
                                  -------------------------------------------
                                  Name: Alan M. Lewis
                                  Title: Exec. V.P.


                              NATIONAL BROADCASTING COMPANY, INC.


                              By: /s/ Thomas A. Rogers
                                  -------------------------------------------
                                  Name: Thomas A. Rogers
                                  Title: